UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

UGI Corporation

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 337-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2019, the Board of Directors of UGI Corporation (the "Company") appointed Laurie A. Bergman, age 41, to serve as the Company’s Vice President, Chief Accounting Officer and Corporate Controller, effective February 11, 2019. Ms. Bergman will succeed Ann P. Kelly in this role.  Ms. Kelly served as the Company’s Vice President, Chief Accounting Officer and Corporate Controller since March 2018.  Effective February 11, 2019, Ms. Kelly will serve as the Vice President – Finance and Chief Financial Officer of AmeriGas Propane, Inc. (the “General Partner”), the general partner of AmeriGas Partners, L.P. and a wholly-owned subsidiary of the Company.  Ms. Kelly will succeed Ted J. Jastrzebski, who, as previously announced, has been serving as the General Partner’s principal financial officer on an interim basis following Hugh J. Gallagher’s appointment as the General Partner’s President and Chief Executive Officer in September 2018.  Mr. Jastrzebski will continue to serve as the Chief Financial Officer of the Company.

Ms. Bergman currently serves as the Controller and Chief Accounting Officer of the General Partner.  Prior to that, she served as Group Director – Financial Planning and Operations of the General Partner (2014-2016). She joined the General Partner in 2006 as Manager – Disbursements and has served in various roles for the General Partner, including Assistant Controller (2011-2012), Director of Financial Analysis and Planning (2012-2013), and Group Director of Financial Planning and Revenue Management (2013-2014). Prior to that, she held positions of increasing responsibility at the General Partner. Previously, Ms. Bergman served as a Financial Analysis Specialist and a Disbursement Operations Manager at CIGNA Corporation, a leading employee benefits provider, positions in which she served from 2001 to 2005.

Ms. Bergman will participate in the Company’s annual bonus plan and will continue to participate in the Company’s long-term compensation plan, the UGI Corporation 2013 Omnibus Incentive Compensation Plan (the "2013 Plan").  The Company’s Compensation and Management Development Committee approved a long-term equity award for Ms. Bergman with a total value of $240,000.  Approximately 50% of the award will consist of UGI Corporation stock options and 50% of the award will consist of UGI Corporation performance units with dividend equivalents that may be earned at the end of the 2019-2021 measurement period based on the Company’s total shareholder return ("TSR") relative to the TSR of the companies in the Russell Midcap Utilities Index, excluding telecommunications companies, for the three-year period ending December 31, 2021.  Ms. Bergman will also continue to participate in the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L.P. with respect to outstanding equity awards.

Ms. Bergman will participate in the Company’s benefit plans, including the Company’s 2009 Supplemental Executive Retirement Plan for New Employees (the "SERP") and the Company’s Senior Executive Employee Severance Plan (the "Severance Plan"). Additionally, pursuant to a change in control agreement, the Company will provide Ms. Bergman with cash benefits ("Benefits") if the Company terminates her employment without cause or if she terminates employment for good reason at any time within two years following a change in control of the Company. If the events trigger a payment following a change in control, the Benefits payable to Ms. Bergman will be as specified under her change in control agreement unless payments under the Severance Plan would be greater, in which case Benefits would be provided under the Severance Plan. Benefits under this arrangement will be equal to two times her base salary plus annual bonus. Ms. Bergman will also receive the cash equivalent of her target bonus, prorated for the number of months served in the fiscal year. In addition, Ms. Bergman will receive a cash payment based on the cost she would have incurred to continue medical and dental coverage under the Company’s plans for two years (less the amount Ms. Bergman would be required to contribute for such coverage if she were an active employee). The impact of a change in control on outstanding performance units, distribution equivalents, and unvested stock options will be as set forth in the applicable plan and/or grant letter. In the event of the termination of Ms. Bergman’s employment following a change in control, she would also receive benefits under the SERP calculated as if she had continued in employment for two years. Descriptions of the Company’s change in control agreements, SERP, and Severance Plan are included in the Company’s definitive proxy statement with respect to the Company’s 2019 Annual Meeting of Shareholders.

In order to receive benefits under the Severance Plan or her change in control agreement, Ms. Bergman is required to execute a release that discharges the Company and its subsidiaries from liability for any claims she may have against any of them, other than claims for amounts or benefits due her under any plan, program or contract provided by or entered into with the Company or its subsidiaries. The Severance Plan also requires Ms. Bergman to ratify any post-employment activities agreement in effect and to cooperate in attending to matters pending at the time of termination of employment.

In addition to the benefits set forth above, Company paid life and disability insurance are generally available to all employees. Ms. Bergman is also eligible for certain executive perquisites, including participation in the executive health maintenance program.

A copy of UGI Corporation’s and the General Partner’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of UGI Corporation and AmeriGas Propane, Inc. dated January 22, 2019.

Exhibit Index

Exhibit Number	Description
99.1	Press Release of UGI Corporation and AmeriGas Propane, Inc. dated January 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UGI Corporation

Date: January 22, 2019	By:	/s/ Monica M. Gaudiosi
Monica M. Gaudiosi
Vice President, General Counsel and Secretary